For investor information contact:
                                  Volterra Investor Relations
(510) 743-1718
investor@volterra.com

Volterra Reports Fourth Quarter and Fiscal Year 2004 Financial Results

Year-Over-Year Growth Demonstrates Solid Execution

FREMONT, Calif., January 31, 2005 -- Volterra Semiconductor Corporation (Nasdaq: VLTR), a leading provider of high-performance analog and mixed-signal power management semiconductors, today reported financial results for its fourth quarter and fiscal year ended December 31, 2004.

Financial highlights include:

•	Fourth quarter revenue more than doubled year-over-year; full-year 2004 revenue grew 75% over 2003;

•	Gross margins expanded to 57.8% in the fourth quarter up from 55.7% in the third quarter and up from 47.2% year-over year;

•	Non-GAAP operating margin improved to 19.3% up sequentially from 14.0% in the third quarter; and

•	Five consecutive quarters of positive operating cash flow.

Net revenue for the fourth quarter of 2004 was $14.6 million, an increase of 125% over net revenue of $6.5 million for the fourth quarter of 2003 and a 16% sequential increase from net revenue of $12.6 million for the third quarter of 2004. Net income was $2.7 million, or $0.10 per share (diluted), for the fourth quarter of 2004, compared with a net loss of $0.5 million, or ($0.10) per share (diluted), for the fourth quarter of 2003.

Volterra also reported net income and basic and diluted net income per share on a non-GAAP-basis. Non-GAAP net income, where applicable, excludes the effect of stock-based compensation expense and special items such as restructuring charges, net of tax. Non-GAAP net income was $2.9 million, or $0.11 per share (diluted), for the fourth quarter of 2004, compared to non-GAAP net loss of $0.5 million, or ($0.10) per share (diluted), for the fourth quarter of 2003.

“We are extremely pleased with our solid execution to plan and strong fourth quarter financial results, including revenue, gross margins and earnings per share," said Volterra President and CEO Jeff Staszak. “We continued to make design-in progress at key customers throughout the quarter and ended the year ahead of plan. We saw traction in the server and storage market, as well as the workstation/desktop market. Longer term, we believe we are well-positioned to capitalize on the growth in our markets as adoption of our technology expands.”

For the full fiscal year 2004, net revenue increased to $43.9 million, an increase of 75% over net revenue of $25.1 million for fiscal year 2003. Net income was $5.1 million, or $0.22 per share (diluted), for the fiscal year ended December 31, 2004, compared with a net loss of $4.0 million, or ($0.74) per share (diluted), for fiscal year 2003. Non-GAAP net income was $5.8 million, or $0.25 per share (diluted), compared to non-GAAP net loss of $3.9 million, or ($0.71) per share (diluted), for the fiscal year ended December 31, 2003.

Earnings Conference Call

Volterra will be conducting a conference call today at 5:30 p.m. (EDT). To access the conference call, investors can dial 800-901-5218 approximately ten minutes prior to the initiation of the teleconference. International and local participants can dial (617) 786-4511. Investors should reference Volterra or reservation number 86049270. A webcast of the conference call also will be available from the Investor Section of the Company's website at: http://www.volterra.com/.

A digital replay of the conference call will be available through midnight on Monday, February 7, 2005. To access the replay, investors should dial (888) 286-8010 or (617) 801-6888 and enter reservation number 30745492. The web cast will be available on the Company's website until midnight on Wednesday, March 2, 2005.

About Volterra Semiconductor Corporation

Volterra Semiconductor Corporation, headquartered in Fremont, CA, designs, develops, and markets leading edge silicon solutions for low-voltage power delivery. The Company's product portfolio is focused on advanced switching regulators for the computer, datacom, storage, and portable markets. Volterra operates as a fabless semiconductor company utilizing world-class foundries for silicon supply. The company is focused on creating products with high intellectual property content that match specific customer needs. For more information, please visit http://www.volterra.com/.

Non-GAAP Financial Measures

Volterra provides all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results and in particular, making comparisons to similar companies, may be difficult to understand if limited to reviewing only GAAP financial measures. Internally, Volterra uses calculations of (i) non-GAAP net income, which represents net income excluding the effect of stock-based compensation expense and special items such as restructuring charges, net of tax; (ii) non-GAAP basic and diluted net income per share, which represents basic and diluted net income per share excluding the effect of stock-based compensation expense and special items such as restructuring charges, net of tax; and (iii) non-GAAP operating margin, which represents income from operations excluding the effect of stock-based compensation expense and special items such as restructuring charges, as a percentage of revenue. Volterra's management believes the non-GAAP information is useful because it can enhance the understanding of the Company's ongoing performance as a business and Volterra therefore uses both GAAP and non-GAAP reporting internally to evaluate and manage Volterra's operations.

Volterra has chosen to provide this information to investors to enable them to perform considerations of operating results in a manner similar to how the Company analyzes its operating results. However, Volterra's management does not itself, nor does it suggest that investors should, consider such non- GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Volterra presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Volterra's operating results and financial condition in a manner that focuses on what management believes to be Volterra's ongoing business operations. Management also believes that the inclusion of the non-GAAP net income, basic and diluted net income per share, and operating margin provide consistency and comparability with similar companies in Volterra's industry. Investors should note, however, that the non-GAAP financial measures used by Volterra may not be the same non-GAAP financial measures, and may not be calculated in the same manner as that of other companies. Whenever Volterra uses such a non-GAAP financial measure, it provides a reconciliation of non-GAAP financial measures to what it believes to be the most closely applicable GAAP financial measure. A reconciliation of GAAP net income to non-GAAP net income (loss) is included in the financial statements portion of this release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

Forward-Looking Statements:

This press release regarding financial results for the quarter and year ended December 31, 2004 contains forward-looking statements based on current expectations of Volterra. The words "expect," "will," "should," "would," "anticipate," "project," "outlook," "believe," "intend," and similar phrases as they relate to future events are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Volterra but are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that Volterra may not be able to maintain its current revenue growth rate or gross margin levels; risks that one or more of Volterra's concentrated group of customers may reduce demand or price for Volterra's products or a particular product; dependence on a limited number of products; risks that Volterra may not be able to manage its growth; risks that Volterra's new products may not be able to be completed in a timely fashion or gain market acceptance; risks with managing its small number of distributors; intellectual property litigation risk; the semiconductor industry's cyclical nature; the seasonality in our business; geographic concentration of foundries, assembly and test facilities and customers in the Pacific Rim, subjecting Volterra to risks of natural disasters, epidemics and political unrest; and other factors detailed in our filings with the Securities and Exchange Commission, including the Form 10-Q filed on October 28, 2004. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Volterra undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof, except as required by law.

VOLTERRA SEMICONDUCTOR CORPORATION
AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2004	2003	2004		2003
	(unaudited)		(unaudited)

Net revenue	$14,614	$6,504		$43,935	$25,118
Cost of revenue	6,166	3,437		19,635	14,543

Gross margin	8,448	3,067		24,300	10,575

Operating expenses:
Research and development	3,784	2,815		13,062	10,460
Selling, general and administrative	1,842	834		5,584	4,148
Stock-based compensation (*)	199	-		682	-
Restructuring charge	-	-		-	142

Total operating expenses	5,825	3,649		19,328	14,750

Income (loss) from operations	2,623	(582)		4,972	(4,175)

Interest and other income	196	38		385	162
Interest and other expense	(5)	(4)		(14)	(14)

Income (loss) before income taxes	2,814	(548)		5,343	(4,027)
Income tax expense	80	-		234	-

Net income (loss)	$2,734	$(548)		$5,109	$(4,027)

Basic net income (loss) per share	$0.12	$(0.10)		$0.40	$(0.74)
Shares used in computing basic net
income (loss) per share	23,193	5,507		12,891	5,473

Diluted net income (loss) per share	$0.10	$(0.10)	$	$ 0.22	$(0.74)
Shares used in computing diluted net
income (loss) per share	26,560	5,507		23,100	5,473

(*) Stock-based compensation consists of:
Cost of revenue	$8	-		$28	-
Research and development	125	-		402	-
Selling, general and administrative	66	-		252	-

Total	$199	-		$682	-

VOLTERRA SEMICONDUCTOR CORPORATION
AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts and percentages)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2004	2003	2004	2003
	(unaudited)		(unaudited)

GAAP net income (loss)	$2,734	$(548)	$5,109	$(4,027)
Adjustments:
Stock-based compensation	199	-	682	-
Restructuring charge	-	-	-	142
Total operating income adjustments	199	-	682	142

Income tax effect	(6)	-	(30)	-
Non-GAAP net income (loss)	$2,927	$(548)	$5,761	$(3,885)

Non-GAAP Basic net income (loss) per share	$0.13	$(0.10)	$0.45	$(0.71)
Non-GAAP Diluted net income (loss) per share	$0.11	$(0.10)	$0.25	$(0.71)

Basic Weighted average shares	23,193	5,507	12,891	5,473
Diluted Weighted average shares	26,560	5,507	23,100	5,473

Percent of Net Revenue:

GAAP income (loss) from operations	18%	(9)%	11%	(17)%
Total operating income adjustments	1	-	2	1
Non-GAAP income (loss) from operations	19%	(9)%	13%	(16)%

VOLTERRA SEMICONDUCTOR CORPORATION
AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,	December 31,
	2004	2003
	(unaudited)
Assets
Current assets:
Cash, cash equivalents and investments	$44,733	$10,129
Accounts receivable, net	1,597	2,430
Inventory	5,134	2,002
Prepaid expenses and other current assets	726	332

Total current assets	52,190	14,893
Property and equipment, net	1,414	1,189
Other assets	34	34

Total assets	$53,638	$16,116

Liabilities, Convertible Preferred Stock and Stockholders’ (Deficit) Equity
Current liabilities:
Accounts payable	$1,768	$1,621
Accrued liabilities	1,605	1,109
Line of credit	—	1,800

Total current liabilities	3,373	4,530
Commitments and contingencies
Convertible preferred stock	—	60,818
Stockholders’ (deficit) equity:
Preferred stock	—	—
Common stock	23	6
Additional paid-in capital	94,412	1,160
Deferred stock-based compensation	(462)	—
Notes receivable from stockholders	—	(1,581)
Accumulated deficit	(43,708)	(48,817)

Total stockholders’ (deficit) equity	50,265	(49,232)

Total liabilities, convertible preferred stock and stockholders’ (deficit) equity	$53,638	$16,116